Exhibit 99.1

Payoneer Reports Third Quarter 2024 Financial Results

Raises 2024 guidance

Record quarterly volume up 25% year-over-year, including 57% B2B growth

Record quarterly revenue and increasing profitability year-over-year

NEW YORK – November 5, 2024 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the financial technology company empowering the world’s small and medium-sized businesses to transact, do business and grow globally, today reported financial results for its third quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights

						YoY
($ in mm)	3Q 2023	4Q 2023	1Q 2024	2Q 2024	3Q 2024	Change
Revenue ex. interest income	$147.6	$159.4	$162.9	$173.7	$183.1	24%
Interest income	60.4	64.9	65.3	65.8	65.2	8%
Revenue	$208.0	$224.3	$228.2	$239.5	$248.3	19%
Transaction costs as a % of revenue	14.6%	16.2%	14.9%	15.4%	15.3%	70 bps
Net income	$12.8	$27.0	$29.0	$32.4	$41.6	224%
Adjusted EBITDA	58.2	52.2	65.2	72.8	69.3	19%

Operational Metrics
Volume ($bn)	$16.3	$19.0	$18.5	$18.7	$20.4	25%
Active Ideal Customer Profiles (ICPs) ('000s)[1]	502	516	530	547	557	11%
Revenue as a % of volume ("Take Rate")	127 bps	118 bps	124 bps	128 bps	122 bps	-5 bps
SMB customer take rate[2]	107 bps	100 bps	108 bps	111 bps	109 bps	2 bps

1.	Active ICPs are defined as customers with a Payoneer Account that have on average over $500 per month in volume and were active over the trailing twelve-month period.
2.	SMB customer take rate represents revenue from SMBs who sell on marketplaces, B2B SMBs, and Merchant Services, divided by the associated volume from each respective channel.

“Payoneer delivered record quarterly volume and revenue, and significant profitability in the third quarter. We are building a full-service financial stack for global cross-border SMBs and accelerating growth and profitability across our business. We have increased our growth rate for ICPs for four consecutive quarters to 11% year-over-year, and for ARPU excluding interest income for five consecutive quarters to 20%. We are at the beginning of our growth trajectory and are focused on consistent execution to capture the opportunity ahead of us.”

John Caplan, Chief Executive Officer

Third Quarter 2024 Business Highlights

●	25% volume growth year-over-year reflects:
o	B2B volume of $2.8 billion increased 57% year-over-year, driven by continued strong customer acquisition and increased average transaction sizes
o	SMBs that sell on marketplaces volume of $12 billion increased 17% year-over-year led by strong performance with large ecommerce sellers
o	Merchant Services (Checkout) volume of $153 million increased 142% year-over-year
o	Enterprise payouts volume of $5.5 billion increased 29% year-over-year
●	11% active ICP growth year-over-year, including 2% growth in larger ICPs who have on average over $10,000 per month in volume. Both volume and revenue growth from $10K+ ICPs are accelerating and increased more than 25% year-over-year as we acquire and grow volumes from larger customers
●	$1.4 billion of spend on Payoneer cards, up 41% year-over-year, as customers increasingly use our card product for their global accounts payable needs and as we continue to drive adoption across all regions
●	$6.1 billion of customer funds (including both short-term and long-term funds) as of September 30, 2024, up 13% year-over-year
●	$21 million of share repurchases at a weighted average price of $5.67
●	Completed repurchase and redemption of all 25 million outstanding public warrants for $21 million

2024 Guidance

“Payoneer is building on the significant momentum across our business with another record quarter of financial results. We have delivered seven consecutive quarters of accelerating volume growth and in the third quarter accelerated revenue growth excluding interest income to 24%. We are increasing our 2024 guidance to reflect our strong third quarter performance as well as higher expectations for both growth and profitability for the final quarter of the year. We are executing on our strategic priorities. Our repurchase of the 25 million outstanding public warrants, which had a strike price of $11.50, underscores our conviction in our ability to create long term value for shareholders.”

Bea Ordonez, Chief Financial Officer

2024 guidance is as follows:

Revenue	$950 million - $960 million
Transaction costs	~16.0% of revenue
Adjusted EBITDA (1)	$255 million to $265 million

(1) Guidance for fiscal year, where adjusted, is provided on a non-GAAP basis, which Payoneer will continue to identify as it reports its future financial results. The Company cannot reconcile its expected adjusted EBITDA to expected net income under “2024 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time, which unavailable information could have a significant impact on the Company’s GAAP financial results. Please refer to “Financial Information; Non-GAAP Financial Measures” below for a description of the calculation of adjusted EBITDA.

Webcast

Payoneer will host a live webcast of its earnings on a conference call with the investment community beginning at 8:30 a.m. ET today, November 5, 2024. To access the webcast, go to the investor relations section of the Company’s website at https://investor.payoneer.com. A replay will be available on the investor relations website following the call.

About Payoneer

Payoneer is the financial technology company empowering the world’s small and medium-sized businesses to transact, do business, and grow globally. Payoneer was founded in 2005 with the belief that talent is equally distributed, but opportunity is not. It is our mission to enable any entrepreneur and business anywhere to participate and succeed in an increasingly digital global economy. Since our founding, we have built a global financial stack that removes barriers and simplifies cross-border commerce. We make it easier for millions of SMBs, particularly in emerging markets, to connect to the global economy, pay and get paid, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance. For example, projections of future revenue, transaction cost and adjusted EBITDA are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in applicable laws or regulations; (2) the possibility that Payoneer may be adversely affected by geopolitical events and conflicts, such as Israel’s ongoing conflicts in the region, and other economic, business and/or competitive factors; (3) changes in the assumptions underlying our financial estimates; (4) the outcome of any known and/or unknown legal or regulatory proceedings; and (5) other risks and uncertainties set forth in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2023 and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-

looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses these non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following item:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock-based compensation expenses, restructuring charges, share in losses (gain) of associated company, loss (gain) from change in fair value of warrants and warrant repurchase/redemption, other financial expense (income), net, taxes on income, and depreciation and amortization.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

In addition, in this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. We also reference ARPU (Average Revenue Per User), which is defined as the Revenue from Active Customers divided by the number of Active Customers over the period in which the Revenue was earned. Active Customers for these purposes are defined as Payoneer accountholders with at least 1 financial transaction over the period. Revenue from Active Customers represents revenue attributed to Active Customers based on their use of the Payoneer platform, including interest income earned from their balances, and excluding revenues unrelated to their activities.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Alison Dahlman

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended September 30,
	2024	2023

Revenues	$248,274	$208,035

Transaction costs (Exclusive of depreciation and amortization shown separately below and inclusive of $401 and $437 in interest expense and fees associated with related party transactions during the three months ended September 30, 2024 and 2023, respectively)	38,058	30,393
Other operating expenses	44,892	40,301
Research and development expenses	34,616	26,950
Sales and marketing expenses	52,311	48,664
General and administrative expenses	29,725	25,112
Depreciation and amortization	13,510	7,116
Total operating expenses	213,112	178,536

Operating income	35,162	29,499

Financial income (expense):
Loss from change in fair value of Warrants	—	(7,799)
Loss on Warrant repurchase/redemption	(14,746)	—
Other financial income, net	1,674	1,137
Financial expense, net	(13,072)	(6,662)

Income before taxes on income	22,090	22,837

Tax benefit (expense) on income	19,484	(10,012)

Net income	$41,574	$12,825

Other comprehensive income
Unrealized gain on available-for-sale debt securities, net	12,256	—
Tax expense on unrealized gains on available-for-sale debt securities, net	(2,816)	—
Unrealized gain on cash flow hedges, net	1,168	—
Tax expense on unrealized gains on cash flow hedges, net	(211)	—
Other comprehensive income, net of tax	10,397	—

Comprehensive income	$51,971	$12,825

Per Share Data
Net income per share attributable to common stockholders — Basic earnings per share	$0.12	$0.04
— Diluted earnings per share	$0.11	$0.03

Weighted average common shares outstanding — Basic	357,297,824	357,429,113
Weighted average common shares outstanding — Diluted	374,303,470	381,845,099

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources:

	Three months ended
	September 30,
	2024	2023
Revenue recognized at a point in time	$179,641	$144,665
Revenue recognized over time	719	537
Revenue from contracts with customers	$180,360	$145,202
Interest income on customer balances	$65,162	$60,416
Capital advance income	2,752	2,417
Revenue from other sources	$67,914	$62,833
Total revenues	$248,274	$208,035

The following table presents the Company’s revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

	Three months ended
	September 30,
	2024	2023
Primary regional markets
Greater China(1)	$85,111	$72,513
Europe(2)	48,666	42,378
Asia-Pacific(2)	37,770	29,145
North America(3)	25,162	22,358
South Asia, Middle East and North Africa(2)	26,809	22,181
Latin America(2)	24,756	19,460
Total revenues	$248,274	$208,035

1.	Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan.
2.	No single country included in any of these regions generated more than 10% of total revenue.
3.	The United States is the Company’s country of domicile. Of North America revenues, the U.S. represents $24,030 and $21,348 during the three months ended September 30, 2024 and 2023, respectively.

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended
	September 30,
	2024	2023
Net income	$41,574	$12,825
Depreciation and amortization	13,510	7,116
Tax (benefit) expense on income	(19,484)	10,012
Other financial income, net	(1,674)	(1,137)
EBITDA	33,926	28,816
Stock based compensation expenses(1)	17,430	15,330
M&A related expense(2)	3,166	1,745
Loss from change in fair value of Warrants(3)	—	7,799
Loss on Warrant repurchase/redemption(4)	14,746	—
Restructuring charges(5)	—	4,488
Adjusted EBITDA	$69,268	$58,178

	Three months ended,
	Sept. 30, 2023	Dec. 31, 2023	Mar. 31, 2024	June 30, 2024	Sept. 30, 2024
Net income	$12,825	$27,021	$28,974	$32,425	$41,574
Depreciation and amortization	7,116	8,750	9,408	10,712	13,510
Tax (benefit) expense on income	10,012	14,272	13,910	15,866	(19,484)
Other financial income, net	(1,137)	(3,763)	(2,747)	(976)	(1,674)
EBITDA	28,816	46,280	49,545	58,027	33,926
Stock based compensation expenses(1)	15,330	17,338	15,077	13,666	17,430
M&A related expense(2)	1,745	451	2,375	2,091	3,166
(Gain) loss from change in fair value of Warrants(3)	7,799	(11,824)	(1,761)	(1,006)	—
Loss on Warrant repurchase/redemption(4)	—	—	—	—	14,746
Restructuring charges(5)	4,488	—	—	—	—
Adjusted EBITDA	$58,178	$52,245	$65,236	$72,778	$69,268

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(2)	Amounts relate to M&A-related third-party fees, including related legal, consulting and other expenditures. Additionally, amounts for the three months ended September 30, 2024 include $0.2 million in non-recurring fair value adjustment of the Skuad contingent consideration liability.
(3)	Changes in the estimated fair value of the warrants are recognized as gain or loss on the condensed consolidated statements of comprehensive income. The impact is removed from EBITDA as it represents market conditions that are not in our control.
(4)	Amounts relate to a non-recurring loss on the repurchase and redemption of outstanding public warrants.
(5)	The Company initiated a plan to reduce its workforce during the three months ending September 30, 2023 and had non-recurring costs related to severance and other employee termination benefits.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS PER SHARE (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended September 30,
	2024	2023
Numerator:
Net income	$41,574	$12,825
Denominator:
Weighted average common shares outstanding —
Basic	357,297,824	357,429,113
Add:
Dilutive impact of RSUs, ESPP and options to purchase common stock	16,222,829	23,678,424
Dilutive impact of private Warrants	782,817	737,562
Weighted average common shares — diluted	374,303,470	381,845,099
Net income per share attributable to common stockholders — Basic earnings per share	$0.12	$0.04
Diluted earnings per share	$0.11	$0.03

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
Assets:
Current assets:
Cash and cash equivalents	$534,170	$617,022
Restricted cash	4,994	7,030
Customer funds	5,560,767	6,390,526
Accounts receivable (net of allowance of $407 at September 30, 2024 and $385 at December 31, 2023)	13,529	7,980
Capital advance receivables (net of allowance of $6,094 at September 30, 2024 and $5,059 at December 31, 2023)	56,948	45,493
Other current assets	78,880	40,672
Total current assets	6,249,288	7,108,723
Non-current assets:
Property, equipment and software, net	14,469	15,499
Goodwill	76,094	19,889
Intangible assets, net	99,915	76,266
Customer funds	525,000	—
Restricted cash	16,848	5,780
Deferred taxes	29,556	15,291
Severance pay fund	828	840
Operating lease right-of-use assets	21,585	24,854
Other assets	17,591	15,977
Total assets	$7,051,174	$7,283,119
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$45,118	$33,941
Outstanding operating balances	6,085,767	6,390,526
Short term debt from related party	13,219	—
Other payables	118,482	117,508
Total current liabilities	6,262,586	6,541,975
Non-current liabilities:
Long-term debt from related party	—	18,411
Warrant liability	—	8,555
Deferred taxes	1,471	—
Other long-term liabilities	59,243	49,905
Total liabilities	6,323,300	6,618,846
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at September 30, 2024 and December 31, 2023.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 390,633,432 and 368,655,185 shares issued and 356,575,542 and 357,590,493 shares outstanding at September 30, 2024 and December 31, 2023, respectively.	3,906	3,687
Treasury stock at cost, 34,057,890 and 11,064,692 shares as of September 30, 2024 and December 31, 2023, respectively.	(176,043)	(56,936)
Additional paid-in capital	801,687	732,894
Accumulated other comprehensive income (loss)	10,547	(176)
Retained earnings (accumulated deficit)	87,777	(15,196)
Total shareholders’ equity	727,874	664,273
Total liabilities and shareholders’ equity	$7,051,174	$7,283,119

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Nine months ended
	September 30,
	2024	2023
Cash Flows from Operating Activities
Net income	$102,973	$66,312
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,630	19,064
Deferred taxes	(17,073)	(12,024)
Stock-based compensation expenses	46,173	48,429
Gain from change in fair value of Warrants	(2,767)	(5,535)
Loss on Warrant repurchase/redemption	14,746	—
Foreign currency re-measurement (gain) loss	(109)	761
Changes in operating assets and liabilities:
Other current assets	(36,277)	(5,891)
Trade payables	8,904	(6,948)
Deferred revenue	808	1,206
Accounts receivable, net	(1,255)	6,908
Capital advance extended to customers	(260,435)	(207,075)
Capital advance collected from customers	248,980	195,074
Other payables	(6,619)	(880)
Other long-term liabilities	(3,667)	(1,429)
Operating lease right-of-use assets	9,802	7,262
Interest and amortization of discount on investments	(6,401)	—
Other assets	(374)	(3,906)
Net cash provided by operating activities	131,039	101,328

Cash Flows from Investing Activities
Purchase of property, equipment and software	(4,449)	(4,336)
Capitalization of internal use software	(39,666)	(25,322)
Related Party asset acquisition	—	(3,600)
Severance pay fund distributions, net	12	151
Customer funds in transit, net	(80,098)	(20,600)
Purchases of investments in available-for-sale debt securities	(1,255,686)	—
Maturities and sales of investments in available-for-sale debt securities	214,000	—
Purchases of investments in term deposits	(600,000)	—
Cash paid in connection with acquisition, net of cash and customer funds acquired	(48,219)	—
Net cash inflow from acquisition of remaining interest in joint venture	—	5,953
Net cash used in investing activities	(1,814,106)	(47,754)

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock-based compensation plan, net of taxes paid related to settlement of equity awards and proceeds from employee equity transactions to be remitted to employees	23,015	10,159
Outstanding operating balances, net	(314,764)	(468,146)
Borrowings under related party facility	15,120	19,309
Repayments under related party facility	(20,312)	(19,646)
Warrant repurchase/redemption	(19,534)	—
Common stock repurchased	(120,457)	(34,408)
Net cash used in financing activities	(436,932)	(492,732)

Effect of exchange rate changes on cash and cash equivalents	109	(662)

Net change in cash, cash equivalents, restricted cash and customer funds	(2,119,890)	(439,820)
Cash, cash equivalents, restricted cash and customer funds at beginning of period	7,018,367	6,386,720
Cash, cash equivalents, restricted cash and customer funds at end of period	$4,898,477	$5,946,900
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$1,569	$1,078
Internal use software capitalized but not paid	$6,271	$12,119
Common stock repurchased but not paid	$150	$350
Right of use assets obtained in exchange for new operating lease liabilities	$6,533	$4,398